Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301

Julie MacMedan

Telephone: 818 871-5000 Fax: 818 871-7400

THQ/Investor & Media Relations

818/871-5125

THQ REPORTS FISCAL SECOND QUARTER RESULTS

— Improved Operating Results Driven by Focused Product Strategy and Cost Cutting Measures —

AGOURA HILLS, Calif. — November 4, 2009 - THQ Inc. (NASDAQ: THQI) today announced financial results for the three months ended September 30, 2009.

For the fiscal second quarter ended September 30, 2009, THQ reported net sales of $101.3 million, compared with $164.8 million in the prior-year period.  On a non-GAAP basis, for the three months ended September 30, 2009, the company reported net sales of $100.4 million, compared with $151.6 million a year ago.  The company had no major product releases in the fiscal 2010 second quarter, and as a result, net sales were driven primarily by continued sales of previously released games.

For the three months ended September 30, 2009, the company reported a net loss of $5.6 million, or $0.08 per share, compared with a net loss of $115.3 million, or $1.73 per share, in the prior-year period.  On a non-GAAP basis, for the three months ended September 30, 2009, the company reported a net loss of $25.2 million, or $0.37 per share, compared with a net loss of $30.4 million, or $0.46 per share, in the same quarter a year ago.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“THQ is now operating as a more focused, more efficient company,” said Brian Farrell, THQ’s president and CEO.  “We continue to deliver highly rated hit titles such as UFC 2009 Undisputed and WWE SmackDown vs. Raw 2010.  We believe we are well positioned this holiday with our strong mass-market line-up led by the highly rated WWE SmackDown vs. Raw 2010, and the latest version of our multi-million unit franchise, MX vs. ATV Reflex.  In addition, we have positioned THQ to take a leading role in emerging online platforms in Asia and the US.”

In July 2009, THQ prevailed in arbitration and in August 2009, THQ reached a settlement with JAKKS Pacific, which established a 40% lower preferred return payment rate owed to JAKKS Pacific for video games sold under the WWE license from July 1, 2006 through December 31, 2009.   Pursuant to the terms of the settlement agreement, the company paid $32.8 million of accrued venture partner expense to JAKKS Pacific for the period of July 1, 2006 through March 31, 2009.  Also related to the settlement, the company reported a

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one-time benefit of $24.2 million in its GAAP financial results for the fiscal 2010 second quarter ending September 30, 2009.

Fiscal 2010 Second Quarter Highlights and Recent Developments

•      THQ gained market share for the first nine months of calendar 2009, ranking as the #3 independent publisher in the US(1) with a 5.4% share and the #4 independent publisher in Europe(2) with a 4.5% share

•      UFC® 2009 Undisputed™ is a top-five best selling Xbox 360® and PlayStation®3 game for the first nine months of calendar 2009, according to NPD

•      THQ strengthened its balance sheet with the issuance of $100 million of 5.00% convertible senior notes maturing in August 2014

•      THQ advanced its online games strategy with the:

•      launch of Dragonica™ Online in North America;

•      launch of the public beta version of Company of Heroes® Online in China with Shanda Games; and

•      new partnership with Windysoft to bring Company of Heroes Online to South Korea

•      THQ appointed Edward L. Kaufman as Executive Vice President of Business and Legal Affairs, and Corporate Secretary

(1)Source: The NPD Group

(2)Source: Chart-Track and GfK

Business Outlook

Fiscal Year Ending March 31, 2010

The company reaffirmed its expectation to report fiscal 2010 net sales higher than those reported in fiscal 2009, and to achieve profitability for fiscal 2010, on a non-GAAP basis. The full year non-GAAP outlook excludes the one-time benefit of $24.2 million from the JAKKS settlement.

The company reaffirmed its expectation that its fiscal 2010 year-end cash balance will be at least $50 million higher than at the end of fiscal 2009, excluding the $32.8 million settlement payment to JAKKS Pacific and the net proceeds from the $100 million convertible senior note offering.

Fiscal 2010 Second Half Net Sales

The company expects to report fiscal 2010 second half net sales similar to last year’s second half, with fiscal 2010 third quarter net sales that are approximately 5-10% below the same period last year, and a stronger fiscal 2010 fourth quarter than the prior-year quarter.

Pursuant to THQ’s product strategy, key releases scheduled for the third and fourth quarters of fiscal 2010 include:

Fiscal Third Quarter

Core Games	Platforms

WWE® SmackDown® vs. Raw® 2010	Xbox 360, PlayStation 3, Wii™, Nintendo DS™, PlayStation®2, PSP®

MX vs. ATV™ Reflex	Xbox 360, PlayStation 3, Nintendo DS, PSP

Kids, Family and Casual Games

All Star Cheer Squad™ 2	Wii

Disney•Pixar’s Cars Race-O-Rama	Xbox 360, PlayStation 3, Wii, Nintendo DS, PlayStation 2, PSP

Drawn to Life®: The Next Chapter™	Wii, Nintendo DS

Marvel® Super Hero Squad™	Wii, Nintendo DS, PlayStation 2, PSP

SpongeBob Truth or Square	Xbox 360, Wii, Nintendo DS, PSP

The Biggest Loser	Wii, Nintendo DS

World of Zoo™	Wii, Nintendo DS, Windows PC

Online

Company of Heroes Online	Online

Dragonica Online	Online

Fiscal Fourth Quarter

Core Games	Platforms

Darksiders™	Xbox 360, PlayStation 3

Metro 2033™	Xbox 360, Windows PC

Warhammer® 40,000™: Dawn of War™ II — Chaos Rising™	Windows PC

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•      stock-based compensation expense,

•      the impact of deferred revenue and related costs,

•      business realignment expense,

•      other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on trading Auction Rate Securities,

•      other material non-recurring charges and benefits, and

•      related income tax effects for each of these items.

Beginning in fiscal 2010, for non-GAAP purposes, the company has adopted a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company’s core business, ongoing operating results or future outlook.  THQ’s management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company’s management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ’s stock price, interest rates and the volatility of the company’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. Beginning in fiscal 2008, the company began recognizing the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period.  Although the company defers the recognition of its net revenue and costs with respect to these titles, there is no adverse impact to its operating cash flow.  Internally, THQ’s management excludes the impact of deferred net revenue and costs related to packaged games when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  The company believes that excluding the impact of deferred net revenue and related costs from its non-GAAP financial measures is important to facilitate comparisons to prior periods when the company did not defer the recognition of such amounts.

Business Realignment Expense.  Although THQ has incurred business realignment expenses in the past, each charge has been a discrete, extraordinary event based on a unique set of business objectives.  The company does not engage in business realignments on a regular basis or in the ordinary course of business.  As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2010 second quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 36220855 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through November 6, 2009, by dialing 800.642.1687, domestic, or 706.645.9291, international, conference ID 36220855.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, All Star Cheer Squad 2, Company of Heroes, Darksiders, Drawn to Life: The Next Chapter, MX vs. ATV Reflex, World of Zoo and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox Live, the Xbox logos, and the Xbox Live logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

“PlayStation”, “PS” Family logo and “PSP” are registered trademarks of Sony Computer Entertainment Inc.

Wii and Nintendo DS are trademarks of Nintendo.

All other trademarks are property of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for the fiscal third quarter ending December 31, 2009, and the fiscal fourth quarter and year ending March 31, 2010, and for the company’s product releases in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ, and our ability to successfully implement our cost reduction plans.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2009, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales	$101,290	$164,816	$344,791	$302,394

Cost of sales:
Product costs	38,975	76,038	118,904	136,046
Software amortization and royalties	24,191	39,512	69,227	66,512
License amortization and royalties	14,619	20,007	45,915	32,931
Venture partner expense	(23,668)	899	(22,425)	2,354
Total cost of sales	54,117	136,456	211,621	237,843

Gross profit	47,173	28,360	133,170	64,551
Operating expenses:
Product development	19,304	23,231	41,462	56,780
Selling and marketing	19,028	43,124	57,471	72,175
General and administrative	14,055	16,971	30,633	36,574
Restructuring	870	—	2,522	—
Total operating expenses	53,257	83,326	132,088	165,529

Operating income (loss)	(6,084)	(54,966)	1,082	(100,978)
Interest and other income, net	290	(2,438)	349	56
Income (loss) from continuing operations before income taxes	(5,794)	(57,404)	1,431	(100,922)
Income taxes	154	57,892	1,154	43,640
Income (loss) from continuing operations	(5,948)	(115,296)	277	(144,562)
Gain on sale of discontinued operations, net of tax	—	—	—	2,042
Net income (loss) prior to allocation of noncontrolling interest	(5,948)	(115,296)	277	(142,520)
Loss attributable to noncontrolling interest	378	36	562	36
Net income (loss) attributable to THQ Inc.	$(5,570)	$(115,260)	$839	$(142,484)

Earnings (loss) per share attributable to THQ Inc. — basic:
Continuing operations (1)	$(0.08)	$(1.73)	$0.01	$(2.17)
Discontinued operations	—	—	—	0.03
Earnings (loss) per share — basic	$(0.08)	$(1.73)	$0.01	$(2.14)

Earnings (loss) per share attributable to THQ Inc. — diluted:
Continuing operations (1)	$(0.08)	$(1.73)	$0.01	$(2.17)
Discontinued operations	—	—	—	0.03
Earnings (loss) per share — diluted	$(0.08)	$(1.73)	$0.01	$(2.14)

Shares used in per share calculation — basic	67,462	66,757	67,466	66,655
Shares used in per share calculation — diluted	67,462	66,757	67,745	66,655

(1)  Based on amounts attributable to THQ Inc. (i.e., subsequent to the allocation of noncontrolling interest).

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net income (loss) to Non-GAAP Net income (loss) (a)

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Net sales	$101,290	$164,816	$344,791	$302,394
Changes in deferred net revenue	(909)	(13,192)	(10,511)	(29,696)
Non-GAAP net sales	$100,381	$151,624	$334,280	$272,698

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008

Operating income (loss)	$(6,084)	$(54,966)	$1,082	$(100,978)
Non-GAAP adjustments affecting operating income (loss)
JAKKS preferred return rate reduction (b)	(24,221)	—	(24,221)	—
Changes in deferred net revenue	(909)	(13,192)	(10,511)	(29,696)
Change in deferred cost of sales (c)	102	9,433	5,281	20,030
Business realignment expenses (c)	352	669	2,828	4,196
Stock-based compensation and related costs (c)	768	4,534	3,702	8,856
Total non-GAAP adjustments affecting operating income (loss)	(23,908)	1,444	(22,921)	3,386

Non-GAAP operating loss	$(29,992)	$(53,522)	$(21,839)	$(97,592)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Net income (loss) attributable to THQ Inc.	$(5,570)	$(115,260)	$839	$(142,484)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating income (loss)	(23,908)	1,444	(22,921)	3,386
Gain on sale of investments (d)	(152)	—	(640)	—
Other-than-temporary impairment on investments	—	4,561	—	4,561
Mark-to-market on trading Auction Rate Securities (e)	(234)	—	(95)	—
Interest and other income, net	(63)	—	(63)	—
Deferred tax asset valuation allowance and related tax	—	80,520	—	80,520
Income tax adjustments (f)	4,678	(1,705)	4,498	(1,823)

Non-GAAP net loss	$(25,249)	$(30,440)	$(18,382)	$(55,840)

Non-GAAP net loss per share — diluted	$(0.37)	$(0.46)	$(0.27)	$(0.84)

Notes:

(a)   See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b)   Represents the one-time reduction in accrued joint venture partner expense resulting from the settlement of the preferred return rate with JAKKS Pacific.

(c)   See table below for further detail related to income statement classification of these adjustments.

(d)   Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.

(e)   Mark-to-market adjustment related to unrealized gains on trading Auction Rate Securities (ARS), partially offset by related unrealized losses on a put option received in connection with the ARS.  This amount is recorded in “Interest and other income, net.”

(f)    On April 1, 2009, the Company adopted a fixed, long-term projected tax rate of 15% for the purposes of evaluating its operating performance, and to forecast, plan and analyze future periods.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Change in deferred cost of sales:
Change in deferred product costs	$(51)	$3,366	$2,693	$7,268
Change in deferred software amortization and royalties	153	6,067	2,588	12,762
Total change in deferred cost of sales	$102	$9,433	$5,281	$20,030

Stock-based compensation and related costs:
Cost of sales — software amortization and royalties (a)	$830	$1,152	$1,367	$1,728
Product development (a)	(265)	724	322	1,872
Selling and marketing (a)	(33)	866	64	1,681
General and administrative (a)	236	1,792	1,949	3,575
Total stock-based compensation and related costs	$768	$4,534	$3,702	$8,856

Business realignment expenses:
Product development	$(508)	$669	$(253)	$4,196
Selling and marketing	4	—	497	—
General and administrative	(14)	—	62	—
Restructuring	870	—	2,522	—
Total realignment expenses	$352	$669	$2,828	$4,196

Notes:

(a)   Stock-based compensation expense is net of the impact of the reversal of a portion of payroll tax accruals established in fiscal 2007 during our historical stock option grant investigation.

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(in thousands)

	September 30,	March 31,
	2009	2009

ASSETS
Cash, cash equivalents and short-term investments	$208,920	$140,662
Short-term investments, pledged	27,786	—
Accounts receivable, net of allowances	7,321	60,444
Inventory	40,443	25,785
Licenses	25,816	45,025
Software development	142,930	137,820
Deferred income tax	7,234	6,112
Income taxes receivable	5,315	903
Prepaid expenses and other current assets	46,703	27,441
Total current assets	512,468	444,192

Property and equipment, net	30,071	33,511
Licenses, net of current portion	36,748	47,875
Software development, net of current portion	48,313	24,647
Deferred income taxes	1,982	1,982
Long-term investments	1,852	5,025
Long-term investments, pledged	—	30,618
Other long-term assets, net	14,317	10,479
TOTAL ASSETS	$645,751	$598,329

LIABILITIES AND EQUITY
Accounts payable	$44,355	$40,088
Accrued and other current liabilities	126,577	190,140
Secured credit lines	18,419	24,360
Total current liabilities	189,351	254,588

Convertible senior notes	100,000	—
Other long-term liabilities	21,852	33,503
Total liabilities	311,203	288,091
Total THQ Inc. stockholders’ equity	331,912	307,040
Noncontrolling interest	2,636	3,198
Total equity	334,548	310,238
TOTAL LIABILITIES AND EQUITY	$645,751	$598,329

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

(in thousands)

	Three Months Ended GAAP				Six Months Ended GAAP
	September 30, 2009		September 30, 2008		September 30, 2009		September 30, 2008

Platform Revenue Mix

Consoles
Microsoft Xbox 360	$21,698	21.4%	$19,978	12.1%	$119,152	34.5%	$40,107	13.3%
Nintendo Wii	9,359	9.2	30,504	18.5	22,652	6.6	53,808	17.8
Sony PlayStation 3	17,467	17.3	11,622	7.1	95,734	27.8	18,275	6.1
Sony PlayStation 2	8,189	8.1	13,836	8.4	14,890	4.3	33,688	11.1
Other	—	—	62	—	5	—	115	—
	56,713	56.0	76,002	46.1	252,433	73.2	145,993	48.3
Handheld
Nintendo Dual Screen	19,842	19.6	48,585	29.5	39,862	11.6	75,875	25.1
Sony PlayStation Portable	7,585	7.5	11,233	6.8	12,618	3.7	21,613	7.1
Wireless	2,779	2.7	6,231	3.8	6,974	2.0	11,378	3.8
Other	—	—	1,511	0.9	—	—	3,130	1.0
	30,206	29.8	67,560	41.0	59,454	17.3	111,996	37.0

PC	14,371	14.2	21,254	12.9	32,904	9.5	44,405	14.7
Total Net Sales	$101,290	100.0%	$164,816	100.0%	$344,791	100.0%	$302,394	100.0%

Geographic Revenue Mix
Domestic	$56,471	55.8%	$76,502	46.4%	$218,785	63.5%	$151,352	50.1%
Foreign	44,819	44.2	88,314	53.6	126,006	36.5	151,042	49.9
Total Net Sales	$101,290	100.0%	$164,816	100.0%	$344,791	100.0%	$302,394	100.0%

	Three Months Ended Non-GAAP				Six Months Ended Non-GAAP
	September 30, 2009		September 30, 2008		September 30, 2009		September 30, 2008

Platform Revenue Mix

Consoles
Microsoft Xbox 360	$21,634	21.5%	$10,016	6.6%	$119,104	35.6%	$17,537	6.4%
Nintendo Wii	9,359	9.3	30,504	20.1	22,652	6.8	53,808	19.7
Sony PlayStation 3	17,364	17.3	11,622	7.7	87,520	26.2	18,275	6.7
Sony PlayStation 2	8,190	8.2	13,836	9.1	14,891	4.4	33,688	12.4
Other	—	—	62	0.1	5	—	115	0.1
	56,547	56.3	66,040	43.6	244,172	73.0	123,423	45.3
Handheld
Nintendo Dual Screen	19,842	19.8	48,585	32.0	39,862	11.9	75,875	27.8
Sony PlayStation Portable	7,585	7.5	11,233	7.4	12,618	3.8	21,613	7.9
Wireless	2,779	2.8	6,231	4.1	6,974	2.1	11,378	4.2
Other	—	—	1,511	1.0	—	—	3,130	1.1
	30,206	30.1	67,560	44.5	59,454	17.8	111,996	41.0

PC	13,628	13.6	18,024	11.9	30,654	9.2	37,279	13.7
Total Net Sales	$100,381	100.0%	$151,624	100.0%	$334,280	100.0%	$272,698	100.0%

Geographic Revenue Mix
Domestic	$55,455	55.2%	$69,272	45.7%	$214,262	64.1%	$136,379	50.0%
Foreign	44,926	44.8	82,352	54.3	120,018	35.9	136,319	50.0
Total Net Sales	$100,381	100.0%	$151,624	100.0%	$334,280	100.0%	$272,698	100.0%